Exhibit 10.9

Prepared by and After

Recording, Return to:

Jack Edelbrock

c/o Mayer Brown LLP

71 South Wacker Drive

Chicago, Illinois 60606

THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING STATEMENT (this “Mortgage”) is made as of June 6, 2014, by and among GREEN PLAINS BLUFFTON LLC, an Indiana limited liability company (together with its successors and permitted assigns, “Mortgagor”) having an address of 450 Regency Parkway, Suite 400, Omaha, NE 68114, in favor of BNP PARIBAS (“BNPP”), as Agent (as hereinafter defined), having an address of 787 Seventh Avenue, New York, NY 10019.

RECITALS

A. BNPP, as administrative agent and as collateral agent for the Lenders (defined below) hereinafter identified and defined (BNPP in such capacity as agent for the Lenders, and its successors and assigns in such capacity, being hereinafter referred to as the “Agent”), has entered into a Term Loan Agreement dated as of June 6, 2014 (such Term Loan Agreement, as the same may be amended or modified from time to time as permitted thereunder, including amendments and restatements thereof in its entirety as permitted thereunder, being hereinafter referred to as the “Loan Agreement”), pursuant to which certain lenders from time to time party to the Loan Agreement (such lenders being hereinafter referred to collectively as the “Lenders” and individually as a “Lender”) have agreed, subject to certain terms and conditions, to extend credit and make certain other financial accommodations available to GREEN PLAINS PROCESSING LLC (the “Borrower”). Any capitalized term used in this Mortgage that is not otherwise defined herein, either directly or by reference to another document, shall have the meaning for purposes of this Mortgage as it is given in the Loan Agreement.

B. Mortgagor is a Subsidiary of the Borrower and as such will receive substantial direct and indirect benefit from the extension of credit and other financial accommodations made to the Borrower and the Subsidiaries.

C. The Mortgagor, has executed and delivered to the Agent a Guaranty of even date herewith (as it may from time to time be amended, restated or otherwise modified, the “Guaranty”) pursuant to which the Mortgagor has guarantied the obligations of the Borrower with respect to the loans made under the Loan Agreement (the “Loans”) and the other extensions of credit and financial accommodations made under each of the other Loan Documents, (together with the Loans, collectively, the “Guarantied Obligations”).

D. It is a condition to the obligation of the Lenders to make the Loans that the Mortgagor execute and deliver this Mortgage to secure the Guarantied Obligations and all direct obligations of the Mortgagor with respect to the Loans (collectively, the “Obligations Secured”).

GRANT:

NOW, THEREFORE, (A) in consideration of Ten Dollars ($10.00) in hand paid, the receipt and sufficiency of which are hereby acknowledged and (B) in consideration of the foregoing Recitals, for the purpose of securing the complete and timely performance and payment of all present and future indebtedness, liabilities and obligations which the Mortgagor has from time to time incurred or may incur or be liable to the Lenders and the Agent (each, a “Secured Party”, collectively, the “Secured Parties”) under or in connection with the Obligations Secured, the Mortgagor hereby GRANTS, REMISES, RELEASES, ALIENS, CONVEYS, MORTGAGES AND WARRANTS to Agent (for the benefit of the Secured Parties), and their successors and assigns, the real estate legally described in Exhibit A hereto (the “Land”) in Wells County (the “County”), Indiana (the “State”); together (i) with all right, title and interest, if any, that the Mortgagor may now have or hereafter acquire in and to all improvements, buildings and structures of every nature whatsoever now or hereafter located on the Land; and (ii) all air rights, water rights and powers, development rights or credits, zoning rights or other similar rights or interests that benefit or are appurtenant to the Land (all of the foregoing, including the Land, the “Premises”).

TOGETHER WITH all right, title and interest, if any, including any after-acquired right, title and interest, and including any right of use or occupancy, that the Mortgagor may now have or hereafter acquire in and to any of the following related to the Land: (a) all easements, rights of way or gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses and public places, and any other interests in property constituting appurtenances to the Premises, or that hereafter shall in any way belong, relate or be appurtenant thereto, (b) all licenses, authorizations, certificates, variances, consents, approvals and other permits now or hereafter relating to the Real Property (as defined below), excluding any of the foregoing items that cannot be transferred or encumbered by the Mortgagor without causing a default thereunder or a termination thereof, (c) all hereditaments, gas, oil and minerals (with the right to extract, sever and remove such gas, oil and minerals) located in, on or under the Premises, (d) all split or division rights with respect to the Land and easements of every nature whatsoever and (e) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in clauses (a), (b), (c) and (d) above (all of the foregoing, the “Property Rights”).

TOGETHER WITH all right, title and interest, if any, including any after-acquired right, title and interest, and including any right of use or occupancy, that the Mortgagor may now possess or hereafter acquire in and to all fixtures and appurtenances of every nature whatsoever now or hereafter located in or on, or attached to, or used or intended to be used in connection with (or with the operation of), the Premises, including (a) all apparatus, machinery and equipment of the Mortgagor (to the extent that any of the foregoing constitute “fixtures” under applicable law); and (b) all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the foregoing (all items listed in the foregoing clauses (a) and (b), the “Fixtures”). Mortgagor and Agent agree that the Premises and all of the Property Rights and Fixtures owned by the Mortgagor (collectively the “Real Property”) shall, so far as permitted by law, be deemed to form a part and parcel of the Land and for the purpose of this Mortgage to be real estate and covered by this Mortgage.

TOGETHER WITH all the estate, right, title and interest, if any, of the Mortgagor in and to (i) all judgments, insurance proceeds, awards of damages and settlements resulting from condemnation proceedings or the taking of the Real Property, or any part thereof, under the power of eminent domain or for any damage (whether caused by such taking or otherwise) to the Real Property, or any part thereof, or to any rights appurtenant thereto, and all proceeds of any sale or other disposition of the Real Property or any part thereof (it being understood that, except as otherwise provided herein or in the Loan Agreement, the Mortgagor is hereby authorized to collect and receive such awards and proceeds and to give proper receipts and acquittance therefor, and to apply the same as provided herein); (ii) all contract rights, general intangibles, actions and rights in action relating to the Real Property, including all rights to insurance proceeds and unearned premiums arising from or relating to damage to the Real Property; (iii) all plans and specifications, designs, drawings and other information, materials and matters heretofore or hereafter prepared relating to the Real Property; and (iv) all proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the Real Property (the rights and interests described in this paragraph, the “Intangibles”).

The Mortgagor (i) pledges and assigns to the Agent from and after the date of the effectiveness hereof (including any period of redemption), primarily and on a parity with the Real Property, and not secondarily, all rents, issues and profits of the Real Property and all rents, issues, profits, revenues, royalties, bonuses, rights and benefits due, payable or accruing (including all deposits of money as advance rent, for security, as earnest money or as down payment for the purchase of all or any part of the Real Property) under any and all present and future leases, contracts or other agreements relative to the ownership or occupancy of all or any portion of the Real Property (all of the foregoing, the “Rents”), and (ii) except to the extent such a transfer or assignment is not permitted by the terms thereof, transfers and assigns to Agent all such leases, contracts and agreements (including all the Mortgagor’s rights under any contract for the sale of any portion of the Mortgaged Property and all revenues and royalties under any oil, gas and mineral lease relating to the Real Property) (collectively the “Leases”); provided however, that subject to the terms of the Loan Agreement, so long as no Event of Default has occurred and is continuing, a license is hereby given to Mortgagor to collect and use such Rents.

All of the property described above, including the Land, the Premises, the Property Rights, the Fixtures, the Real Property, the Intangibles, the Rents and the Leases, is called the “Mortgaged Property.”

Nothing herein contained shall be construed as constituting the Agent a mortgagee-in-possession in the absence of the taking of title and/or possession of the Mortgaged Property by the Agent. Nothing contained in this Mortgage shall be construed as imposing on the Agent any obligation of any lessor under any Lease of the Mortgaged Property in the absence of an explicit assumption thereof by the Agent. In the exercise of the powers herein granted the Agent, prior to Agent taking title to or possession of the Mortgaged Property, no liability shall be asserted or enforced against the Agent, all such liability being expressly waived and released by the Mortgagor, except for any such liability arising on account of the Agent’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order.

TO HAVE AND TO HOLD the Mortgaged Property, and all other properties, rights and privileges hereby conveyed or assigned, or intended so to be, unto the Agent, its beneficiaries, successors and assigns, forever for the uses and purposes herein set forth. Except to the extent such a release or waiver is not permitted by applicable law, the Mortgagor hereby releases and waives all rights of redemption or reinstatement, if any, under and by virtue of any of the laws of the State, and the Mortgagor hereby covenants, represents and warrants that, at the time of the execution and delivery of this Mortgage, (a) the Mortgagor has good and marketable fee simple title to the Mortgaged Property, with lawful authority to grant, remise, release, alien, convey, mortgage and warrant the Mortgaged Property, (b) the title to the Mortgaged Property is free and clear of all encumbrances, except the Permitted Liens (as defined in the Loan Agreement) and (c) except for the Permitted Liens, the Mortgagor will forever defend the Mortgaged Property against all claims in derogation of the foregoing.

SECURITY AGREEMENT AND FINANCING STATEMENT

The Agent and the Mortgagor further agree that if any of the property herein mortgaged is of a nature so that a security interest therein can be created and perfected under the Uniform Commercial Code in effect in the State (the “Code”), this Mortgage shall constitute a continuously perfected security agreement, fixture filing and financing statement from the date of the filing of this Mortgage for record with the Recorder of Wells County, Indiana, pursuant to IC 26-1-9.1-502 and 26-1-9.1-516. The information provided in this section is provided in order that this Mortgage shall comply with the requirements of the Code, for a mortgage instrument to be filed as a financing statement, and for that purpose, the following information is set forth:

(a) In addition to the foregoing grant of mortgage, the Mortgagor hereby grants a continuing security interest to the Agent for the benefit of the Secured Parties in that portion of the Mortgaged Property in which the creation and/or perfection of a security interest is governed by the Code.

(b) The “Debtor” is the Mortgagor and the “Secured Party” is the Agent for the benefit of itself and the other Secured Parties.

(c) The name and address of the Debtor are as set forth in the Preamble to this document.

(d) The name and address of the Secured Party are as set forth in the Preamble to this document.

(e) The description of the types or items of property covered by this financing statement is: All of the Mortgaged Property in which a security interest may be perfected pursuant to the Code.

(f) The description of the real estate to which collateral is attached or upon which collateral is located is set forth on Exhibit A.

(g) The Agent may file this Mortgage, or a reproduction hereof, in the real estate records or other appropriate index, as a financing statement for any of the items specified herein as part of the Mortgaged Property. Any reproduction of this Mortgage or of any other security agreement or financing statement is sufficient as a financing statement.

The Mortgagor authorizes the Agent to file any financing statement, continuation statement or other instrument that the Agent or the Required Lenders (as defined in the Loan Agreement) may reasonably deem necessary or appropriate from time to time to perfect or continue the security interest granted above under the Code.

FIXTURE FILING

To the extent permitted by law, (i) all of the Fixtures are or are to become fixtures on the Land and (ii) this instrument, upon recording or registration in the real estate records of the proper office, shall constitute a “fixture-filing” within the meaning of Sections 9-604 and 9-502 of the Code as in effect on the date hereof. Subject to the terms and conditions of the Loan Agreement, the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be as prescribed herein, in any other Loan Document, or by general law, or, as to that part of the security in which a security interest may be perfected under the Code, by the specific statutory consequences now or hereafter enacted and specified in the Code, all at the election of the Required Lenders (as defined in the Loan Agreement).

THE FOLLOWING PROVISIONS SHALL ALSO CONSTITUTE AN INTEGRAL PART OF THIS MORTGAGE:

1. Payment of Taxes on this Mortgage. Without limiting any provision of the Loan Agreement, the Mortgagor agrees that, if the government of the United States or any department, agency or bureau thereof or if the State or any of its subdivisions having jurisdiction shall at any time require documentary stamps to be affixed to this Mortgage or shall levy, assess or charge any tax, assessment or imposition upon this Mortgage or the credit or indebtedness secured hereby or the interest of any Secured Party in the Premises or upon any Secured Party by reason of or as holder of any of the foregoing then, the Mortgagor shall pay for such documentary stamps in the required amount and deliver them to the Agent or pay (or reimburse the Agent for) such taxes, assessments or impositions. The Mortgagor agrees to provide to the Agent, at any time upon request, official receipts showing payment of all taxes, assessments and charges that the Mortgagor is required or elects to pay under this Section. The Mortgagor agrees to indemnify each Secured Party against liability on account of such documentary stamps, taxes, assessments or impositions, whether such liability arises before or after payment of the Obligations Secured and regardless of whether this Mortgage shall have been released.

2. Leases Affecting the Real Property. All future lessees under any Lease made after the date of recording of this Mortgage shall, at the direction of the Required Lenders (as defined in the Loan Agreement) or at the Agent’s option and without any further documentation, attorn to the Agent as lessor if for any reason the Agent becomes lessor thereunder, and, upon demand after an Event of Default has occurred and is continuing, pay rent to the Agent, and the Agent shall not be responsible under such Lease for matters arising prior to the Agent becoming lessor thereunder; provided that the Agent shall not become lessor or obligated as lessor under any such Leases unless and until it shall have been directed by the Required Lenders (as defined in the Loan Agreement) to do so, or it shall elect in writing to do so.

3. Use of the Real Property. The Mortgagor agrees that it shall not (a) permit the public to use any portion of the Real Property in any manner that could reasonably be expected to impair the Mortgagor’s title to such property, or to make possible any claim of easement by prescription or of implied dedication to public use, provided Mortgagor has actual knowledge of such use; (b) institute or acquiesce in any proceeding to change the zoning classification of the Real Property, nor shall the Mortgagor change the use of the Mortgaged Property in any material way, without the consent of the Required Lenders (as defined in the Loan Agreement), which consent shall not be unreasonably withheld; and (c) permit any material legal or economic waste to occur with respect to the Mortgaged Property.

4. Insurance. Subject to Section 10.1 of the Loan Agreement, the Mortgagor shall, at its sole expense, obtain for, deliver to, assign to and maintain for the benefit of the Agent, until the Obligations Secured are paid in full, insurance policies relating to the Mortgaged Property as specified in the Loan Agreement. Prior to an Event of Default, use of insurance proceeds shall be governed by Sections 10.1 and 6.2.3 of the Loan Agreement. Each such policy shall name the Agent as additional insured or loss payee, as applicable, under a standard mortgage endorsement. If an Event of Default exists and is continuing, and the Agent has given notice to the Mortgagor that the Agent intends to exercise its rights under this Section 4, then the Agent shall be entitled to (a) adjust any casualty loss and (b) apply the proceeds thereof as provided in Section 8 of this Mortgage.

5. Real Property Taxes. The Mortgagor covenants and agrees to pay before delinquent all real property taxes, assessments, ground rent, if any, water and sewer rents, fees and charges, levies, permit, inspection and license fees and other dues, charges or impositions, including all charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, maintenance and similar charges and charges for utility services, in each instance whether now or in the future, directly or indirectly, levied, assessed or imposed on the Premises or the Mortgagor and whether levied, assessed or imposed as excise, privilege or property taxes; provided that the foregoing shall not require the Mortgagor to pay any of the foregoing so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP.

6. Condemnation Awards. Subject to the terms of the Loan Agreement, the Mortgagor assigns to the Agent, as additional security, all awards of damage resulting from condemnation proceedings or the taking of or injury to the Real Property for public use (“Eminent Domain Proceedings”). If an Event of Default exists and is continuing and the Agent has given notice to the Mortgagor that the Agent intends to exercise its rights under this Section 6, then the Agent shall be entitled to (a) participate in and/or direct (at the sole discretion of the Required Lenders (as defined in the Loan Agreement)) any Eminent Domain Proceedings and (b) apply the proceeds thereof as provided in Section 0 of this Mortgage.

7. Remedies. Subject to the provisions of the Loan Agreement, upon the occurrence and during the continuance of an Event of Default, including a failure to perform or observe any of the covenants set forth in this Mortgage that is not cured within any applicable cure period, in addition to any rights and remedies provided for in the Loan Agreement or other Loan Document, if and to the extent permitted by applicable law, the following provisions shall apply:

(a) Agent’s Power of Enforcement. The Agent may immediately foreclose this Mortgage by judicial action. The court in which any proceeding is pending for the purpose of foreclosure of this Mortgage may, at once or at any time thereafter, either before or after sale, without notice and without requiring bond, and without regard to the solvency or insolvency of any person liable for payment of the Obligations Secured, and without regard to the then value of the Mortgaged Property or the occupancy thereof as a homestead, appoint a receiver (the provisions for the appointment of a receiver and assignment of rents being an express condition upon which the loans and other financial accommodations hereby secured are made) for the benefit of the Secured Parties, with power to collect the Rents, due and to become due, during such foreclosure suit and the full statutory period of redemption notwithstanding any redemption, and Mortgagor consents to such appointment. The receiver, out of the Rents when collected, may pay reasonable costs incurred in the management and operation of the Real Property, prior and subordinate liens, if any, and taxes, assessments, water and other utilities and insurance, then due or thereafter accruing, and may make and pay for any necessary repairs to the Real Property, and may pay any part of the Obligations Secured in accordance with the Loan Agreement or any deficiency decree entered in such foreclosure proceeding. Upon or at any time after the filing of a suit to foreclose this Mortgage, the court in which such suit is filed shall have full power to enter an order placing the Agent in possession of the Real Property with the same power granted to a receiver pursuant to this clause (a) and with all other rights and privileges of a mortgagee-in-possession under applicable law.

(b) Agent’s Right to Enter and Take Possession, Operate and Apply Income. The Agent shall, at the direction of Required Lenders (as defined in the Loan Agreement) or at its option, have the right, acting through its agents or attorneys or a receiver, with process of law, to enter upon and take possession of the Real Property, to expel and remove any persons, goods or chattels occupying or upon the same, to collect or receive all the Rents, to manage and control the Real Property, to lease the Real Property or any part thereof, from time to time, and, after deducting all reasonable attorneys’ fees and expenses of outside counsel, and all reasonable expenses incurred in the protection, care, maintenance, management and operation of the Real Property, to distribute and apply the remaining net income in such order and to such of the Obligations Secured in accordance with the Loan Agreement or any deficiency decree entered in any foreclosure proceeding.

(c) Rights under the Code. With respect to those portions of the Mortgaged Property covered by the Code, Agent may exercise any and all rights granted to a secured party under the Code.

8. Application of the Rents or Proceeds from Foreclosure or Sale. All proceeds of any foreclosure of this Mortgage by judicial action or, to the extent permitted by applicable law, any sale of the Mortgaged Property by advertisement shall (and any decree for sale in the event of a foreclosure by judicial action shall provide that such proceeds shall) be applied as follows:

(a) First, to all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Agent to the extent reimbursable under applicable law in connection with (i) the Mortgagor’s execution, delivery and performance of this Mortgage, (ii) protecting, preserving or maintaining the Real Property and (iii) enforcing the rights of the Agent hereunder (collectively “Costs and Expenses”). All Costs and Expenses shall become additional Obligations Secured when paid or incurred by the Agent in connection with any proceeding, including any bankruptcy proceeding, to which any Secured Party shall be a party, either as plaintiff, claimant or defendant, by reason of this Mortgage or any indebtedness hereby secured or in connection with the preparations for the commencement of any suit for the foreclosure, whether or not actually commenced, or if permitted by applicable law, any sale by advertisement.

(b) Then, to all Obligations Secured that then remain unpaid in such order as the Required Lenders (as defined in the Loan Agreement) may determine in their discretion. If Agent is the final purchaser at the foreclosure sale of the Mortgaged Property, the foreclosure sale price (Agent’s final bid) shall be applied against the Obligations Secured.

The Mortgagor shall remain liable for any deficiency to the extent provided in the documents that create the Obligations Secured.

9. Cumulative Remedies; Delay or Omission Not a Waiver. No remedy or right of the Agent shall be exclusive of, but shall be in addition to, every other remedy or right now or hereafter existing at law or in equity. No delay in the exercise or omission to exercise any remedy or right available during the existence of any Event of Default shall impair any such remedy or right or be construed to be a waiver of such Event of Default or acquiescence therein, nor shall it affect any subsequent Event of Default of the same or different nature. To the extent permitted by applicable law, every such remedy or right may be exercised concurrently or independently and when and as often as may be deemed expedient by the Agent.

10. Agent’s Remedies against Multiple Parcels. If (a) the Mortgaged Property shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Mortgage, Agent shall now or hereafter hold one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Obligations Secured upon other property (whether or not such property is owned by Mortgagor, or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Agent may, at its election, commence or consolidate in a single foreclosure action all foreclosure proceedings against all such collateral securing the Obligations Secured (including the Mortgaged Property), which action shall be brought or consolidated in the courts of any county in which any of such collateral is located. Mortgagor acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to Lenders to extend the Obligations Secured by this Mortgage, and Mortgagor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens that it may now or hereafter have. Mortgagor further agrees that if Agent shall be prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the Obligations Secured, or if Agent shall have obtained a judgment of foreclosure and a sale or similar judgment against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained inside or outside the State of Indiana, Agent may commence or continue foreclosure proceedings and exercise its other remedies granted in this Mortgage against all or any part of the Mortgaged Property, and Mortgagor waives any objection to the commencement or continuation of a foreclosure of this Mortgage or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Mortgage or such other proceedings on such basis. Neither the commencement not continuation of proceedings to foreclose this Mortgage nor the exercise of any other rights hereunder nor the recovery of any judgment by Agent in any such proceedings shall prejudice, limit or preclude Agent’s right to commence or continue one or more foreclosure or other proceedings or obtain a judgment against any other collateral (either inside or outside the State of Indiana) that directly or indirectly secures the obligations, and Mortgagor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other proceedings or exercise of any remedies in such proceedings based upon any action judgment connected to the Mortgage, and Mortgagor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other proceedings or any action under this Mortgage on such basis. It is expressly understood and agreed that, to the fullest extent permitted by law, Agent may, at its election, cause the sale of all collateral that is the subject of a single foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Obligations Secured (directly or indirectly) in the most economical and least time-consuming manner.

11. No Merger. In the event of a foreclosure of this Mortgage or any other mortgage or trust deed securing the Obligations Secured, the Obligations Secured then due shall, at the option of the Required Lenders (as defined in the Loan Agreement), not be merged into any decree of foreclosure entered by the court, and the Agent may concurrently or subsequently seek to foreclose one or more mortgages or deeds of trust that also secure the Obligations Secured.

12. Notices. All notices and other communications hereunder shall be in writing and shall be given in the manner, within the time periods and to the applicable address identified in the Loan Agreement.

13. Governing Law. This Mortgage shall be construed, governed and enforced in accordance with the laws of the State. Wherever possible, each provision of this Mortgage shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Mortgage shall be prohibited by or invalid under applicable law, such provision shall be effective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Mortgage.

14. Satisfaction of Mortgage. Upon full payment and performance of all the Obligations Secured, or upon satisfaction of the conditions set forth in the Loan Agreement for discharge of the Mortgaged Property from this Mortgage, then the Agent shall, promptly upon request of the Mortgagor, execute and deliver to the Mortgagor a discharge of this Mortgage or reconveyance of the Mortgaged Property reasonably acceptable to the Mortgagor.

15. Successors and Assigns Included in Parties; Third Party Beneficiaries. This Mortgage shall be binding upon the parties hereto and upon the successors, assigns and vendees of the Mortgagor and shall inure to the benefit of the parties hereto and their respective successors and assigns; all references herein to the Mortgagor and to the Agent shall be deemed to include their respective successors and assigns. The Mortgagor’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Mortgagor. Wherever used herein, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders. The Secured Parties shall be third party beneficiaries of the Mortgagor’s representations, warranties, covenants and agreements hereunder.

16. WAIVER OF APPRAISEMENT, VALUATION, STAY, EXTENSION AND REDEMPTION LAWS. The Mortgagor agrees, to the full extent permitted by law, that neither the Mortgagor nor anyone claiming through or under it shall set up, claim or seek to take advantage of any appraisement, valuation, stay, homestead or extension law, whether now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage or the absolute sale of the Mortgaged Property or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser thereof; and the Mortgagor, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully so do, the benefit of all such laws and any right to have the assets comprising the Mortgaged Property marshaled upon any foreclosure of the lien hereof and agrees that the Agent or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property in part or as an entirety. To the full extent permitted by law, the Mortgagor irrevocably waives all statutory or other rights of redemption from sale under any order or decree of foreclosure of this Mortgage, on its own behalf and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property subsequent to the date hereof. The Mortgagor further waives, to the full extent it may lawfully do so, all statutory and other rights in its favor, limiting concurrent actions to foreclose this Mortgage and the exercise of other rights with respect to the Obligations Secured, including any right vested in the Mortgagor or any affiliate to limit the right of the Agent to pursue or commence concurrent actions against the Mortgagor or any such affiliate or any property owned by any one or more of them. ANYTHING CONTAINED HEREIN OR IN I.C. 32-29-7-5 TO THE CONTRARY NOTWITHSTANDING, NO WAIVER MADE BY MORTGAGOR IN THIS SECTION OR ANYWHERE ELSE IN THIS MORTGAGE OR IN THE LOAN DOCUMENTS SHALL CONSTITUTE THE CONSOLIDATION FOR OR BE

DEEMED TO BE A WAIVER OR RELEASE BY AGENT OR ANY JUDGMENT HOLDER OF THE OBLIGATIONS HEREBY SECURED OF THE RIGHT TO SEEK A DEFICIENCY JUDGMENT AGAINST THE MORTGAGOR OR ANY OTHER PERSON OR ENTITY WHO MAY BE PERSONALLY LIABLE FOR THE OBLIGATIONS SECURED, WHICH RIGHT TO SEEK A DEFICIENCY JUDGMENT IS HEREBY RESERVED, PRESERVED AND RETAINED BY AGENT FOR ITS OWN BEHALF, FOR THE SECURED PARTIES AND SUCCESSORS AND ASSIGNS

17. Interpretation with Other Documents. Notwithstanding anything in this Mortgage to the contrary, in the event of a conflict or inconsistency between this Mortgage and the Loan Agreement, the provisions of the Loan Agreement will govern.

18. Future Advances. In addition to any other Obligations Secured by this Mortgage, this Mortgage shall also secure (i) future obligations of up to $225,000,000.00 (whether as an obligation, made at the option of the Lenders, made after a reduction to a zero (0) or other balance, or made otherwise) to the same extent as if the future obligations and advances were made on the date of this Mortgage and (ii) future modifications, extensions and renewals of any indebtedness or obligations secured by this Mortgage. The lien of this Mortgage with respect to such future obligations, advances, modifications, extensions and renewals shall have the same priority to which this Mortgage otherwise would be entitled under IC 32-21-4-1 without regard to the fact that such future obligations, advances, modifications, extensions, or renewals may occur after this Mortgage is executed.

19. Changes. Neither this Mortgage nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. To the extent permitted by law, any agreement hereafter made by the Mortgagor and the Agent relating to this Mortgage shall be superior to the rights of the holder of any intervening lien or encumbrance.

20. CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES.

(a) The Mortgagor irrevocably (i) submits to the jurisdiction of any state or federal court sitting in the State, or in such other location as may be specified in the Loan Agreement, in any action or proceeding arising out of or relating to this Mortgage, and the Mortgagor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any state or federal court sitting in the State or in such other location as may be specified in the Loan Agreement.

(b) The provisions of the Loan Agreement contained in Sections 14.14 and 14.15 thereof are hereby incorporated by reference as if set out in their entirety in this Mortgage.

(c) To the extent that the Mortgagor has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Mortgagor hereby irrevocably waives such immunity in respect of its obligations under this Mortgage.

(d) Notwithstanding the provisions of the Loan Documents and this Mortgage restricting (i) prepayment of the Obligations Secured, and (ii) restrictions on any transfer of the Mortgaged Property or on interests in Mortgagor, in the event that individually or jointly such restrictions shall be deemed by a court of competent jurisdiction to result in an unreasonable restraint on alienation of property, and therefore are unenforceable, Agent shall have the right to elect which of such provisions it desires to waive and the other shall remain in full force and effect. Agent shall make such election within fifteen (15) business days following any such decision by a court of competent jurisdiction, after the expiration of all appeal periods.

21. Time of Essence. Time is of the essence with respect to the provisions of this Mortgage.

22. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Mortgage. In the event an ambiguity or question of intent or interpretation arises, this Mortgage shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Mortgage.

23. Agent’s Right to Appear. After the occurrence of an Event of Default, or in any situation where the Agent or the Required Lenders reasonably determine that the Mortgagor’s action is not protective of the interest of the Agent in the Mortgaged Property, Agent shall have the right to appear in and defend any legal proceeding brought regarding the Mortgaged Property and to bring any legal proceeding, in the name and on behalf of the Mortgagor or in the Agent’s name, that the Required Lenders (as defined in the Loan Agreement), in their sole discretion, determine is necessary to be brought to protect the Secured Parties’ interest in the Mortgaged Property, as long as Agent provided Mortgagor fifteen (15) days prior written notice of its intent to bring such proceeding, except in the event of an emergency, in which case no prior notice shall be required (but Agent shall promptly thereafter notify Mortgagor of the bringing of such proceeding). Nothing herein is intended to prohibit Mortgagor from bringing or defending any suit relating to the Mortgaged Property.

24. No Liability of Secured Parties. Notwithstanding anything to the contrary contained in this Mortgage, this Mortgage is only intended as security for the Obligations Secured and the Secured Parties shall not be obligated to perform or discharge, and do not hereby undertake to perform or discharge, any obligation, duty or liability of the Mortgagor with respect to any of the Mortgaged Property. Unless and until a Secured Party takes title or possession of the Mortgaged Property, either through foreclosure, the taking of a deed in lieu thereof or otherwise, no Secured Party shall be responsible or liable for the control, care, management or repair of the Mortgaged Property or for any negligence in the management, operation, upkeep, repair or control of the Mortgaged Property resulting in loss or injury or death to any licensee, employee, tenant or stranger or other person. The Mortgagor agrees to indemnify and hold harmless the Secured Parties from and against all loss, cost and liability incurred by the Mortgagor in connection with any of the foregoing that are not the responsibility of the Secured Parties in accordance with this Section; provided that the Mortgagor shall not be liable for such indemnification to any Secured Party to the extent that resulting from such Secured Party’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order.

25. Indemnity. Mortgagor unconditionally agrees to forever indemnify, defend and hold harmless, and covenants not to sue for any claim for contribution against, each Secured Party and their respective directors, officers, employees, trustees, agents, financial advisors, consultants, affiliates and controlling persons (each such person, an “Indemnitee”) for any damages, costs, loss or expense, including response, remedial or removal costs and all fees and disbursements of counsel for any such Indemnitee, arising out of any of the following: (i) any presence, release, threatened release or disposal of any Hazardous Material by Mortgagor or any subsidiary of Mortgagor or otherwise occurring on or with respect to the Mortgaged Property, (ii) the operation or violation of any Environmental Law by Mortgagor or any subsidiary of Mortgagor or otherwise occurring on or with respect to the Mortgaged Property, (iii) any claim for personal injury, property damage related to Mortgagor or any subsidiary of Mortgagor or otherwise occurring on or with respect to the Mortgaged Property, (iv) any claim for actual or threatened injury to, destruction of or loss of natural resources in connection with Mortgagor or any subsidiary of Mortgagor or otherwise occurring on or with respect to the Mortgaged Property and (v) the inaccuracy or breach of any environmental representation, warranty or covenant by Mortgagor made herein or in any other Loan Document (as defined in the Loan Agreement) evidencing or securing any obligation under the Loan Documents or setting forth terms and conditions applicable thereto or otherwise relating thereto. The foregoing indemnity shall survive the termination of this Mortgage and shall remain in force beyond the expiration of any applicable statute of limitations and payment or satisfaction in full of any single claim thereunder.

To Mortgagor’s knowledge, after diligent inquiry investigation, none of the Mortgaged Property is within the definition of the term “Property” as used in the Indiana Responsible Property Transfer Law (“IRPTL”)(IC 13-25-3-1 et seq.) and the transaction evidenced by this Mortgage is not subject to the provisions of said act.

Mortgagor shall not allow any of the Mortgaged Property to become subject to work constitute “Property” subject to IRPTL.

26. Variable Interest Rate. The Obligations Secured include obligations that bear interest at rates that vary from time to time, as provided in the Loan Agreement and the other documents relating to the Obligations Secured.

27. Revisions to Obligations Secured. The parties acknowledge, and all third parties having notice of this Mortgage are hereby advised, that this Mortgage, and the documents evidencing the Obligations Secured may from time to time be amended, restated or otherwise modified. Such modifications may include, without being limited to: (1) extension or acceleration of maturity dates, (2) increase or decrease in interest rates, and (3) increase or decrease in required payments. It is the intent of the Mortgagor and Agent that this Mortgage shall retain its priority both as to the initial amount of the Obligations Secured and as to any increase in the Obligations Secured pursuant to an such amendment, restatement or modification. Accordingly, all third parties considering making advances of credit to the Mortgagor are advise to contact the Agent for a statement as to the details of the Obligations Secured before relying on the face of this Mortgage as the basis of making such advances of credit.

IN WITNESS WHEREOF, this instrument is executed as of the day and year first above written by the individual identified below on behalf of the Mortgagor (and said individual hereby represents that s/he possesses full power and authority to execute and deliver this instrument).

THE MORTGAGOR HEREBY DECLARES AND ACKNOWLEDGES THAT THE MORTGAGOR HAS RECEIVED, WITHOUT CHARGE, A TRUE COPY OF THIS MORTGAGE.

GREEN PLAINS BLUFFTON LLC, an Indiana limited liability company

By:	/s/ Michelle Mapes
Name:	Michelle Mapes
Its:	EVP-General Counsel & Corporate Secretary

STATE OF	)
) SS.
COUNTY OF	)

On this            day of June, 2014 before me appeared Michelle Mapes, to me personally known, who, being by me duly sworn, did say that s/he is the EVP-General Counsel & Corporate Secretary of GREEN PLAINS BLUFFTON LLC, an Indiana limited liability company, and that the foregoing instrument was signed on behalf of such company, pursuant to due authority, properly exercised, and s/he acknowledged such instrument to be the free act and deed of such company.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

Notary Public

My term expires:

I affirm, under the penalties for perjury, that I have taken reasonable care to redact each Social Security number in this document, unless required by law: Jack Edelbrock

Exhibit A

Legal Description

PARCEL 1:

PART OF SECTION 8, TOWNSHIP 26 NORTH, RANGE 12 EAST, HARRISON TOWNSHIP, WELLS COUNTY, INDIANA, DESCRIBED AS FOLLOWS;

BEGINNING AT THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER OF SAID SECTION 8; THENCE NORTH 00 DEGREES 09 MINUTES 53 SECONDS WEST, (ASSUMED AND THE BASIS FOR THESE BEARINGS), 1488.47 FEET ALONG THE WEST LINE OF SAID NORTHWEST QUARTER TO THE SOUTHERLY RIGHT-OF-WAY LINE OF THE NORFOLK AND SOUTHERN RAILROAD; THENCE NORTH 65 DEGREES 10 MINUTES 45 SECONDS EAST, 2804.95 FEET ALONG SAID SOUTHERLY RIGHT-OF-WAY LINE TO THE NORTH LINE OF SAID NORTHWEST QUARTER; THENCE SOUTH 89 DEGREES 49 MINUTES 48 SECONDS EAST 116.37 FEET ALONG SAID NORTH LINE TO THE NORTHWEST CORNER OF THE NORTHEAST QUARTER OF SAID SECTION 8; THENCE SOUTH 88 DEGREES 46 MINUTES 46 SECONDS EAST, 2227.06 FEET ALONG THE NORTH LINE OF SAID NORTHEAST QUARTER TO THE WESTERLY RIGHT-OF-WAY LINE OF THE NORFOLK AND SOUTHERN RAILROAD; THENCE SOUTH 22 DEGREES 53 MINUTES 10 SECONDS WEST, 3478.34 FEET ALONG SAID WESTERLY RIGHT-OF-WAY LINE; THENCE SOUTH 22 DEGREES 55 MINUTES 15 SECONDS WEST, 2255.13 FEET ALONG SAID WESTERLY RIGHT-OF-WAY LINE TO THE SOUTH LINE OF THE SOUTHEAST QUARTER OF SAID SECTION 8; THENCE SOUTH 89 DEGREES 54 MINUTES 33 SECONDS WEST, 8.77 FEET ALONG THE SOUTH LINE OF SAID SOUTHEAST QUARTER TO THE SOUTHEAST CORNER OF THE SOUTHWEST QUARTER OF SAID SECTION 8; THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS WEST, 1322.25 FEET ALONG THE SOUTH LINE OF SAID SOUTHWEST QUARTER TO THE SOUTHWEST CORNER OF THE EAST HALF OF SAID SOUTHWEST QUARTER; THENCE NORTH 00 DEGREES 04 MINUTES 08 SECONDS, EAST, 2657.35 FEET ALONG THE WEST LINE OF THE EAST HALF OF SAID SOUTHWEST QUARTER TO THE NORTH LINE OF SAID SOUTHWEST QUARTER; THENCE NORTH 89 DEGREES 44 MINUTES 08 SECONDS WEST, 1325.66 FEET ALONG SAID NORTH LINE TO THE PLACE OF BEGINNING. CONTAINING 346.08 ACRES MORE OR LESS.

PARCEL 2:

Tract 1:

THE NORTHWEST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 8, TOWNSHIP 26 NORTH, RANGE 12 EAST, HARRISON TOWNSHIP, WELLS COUNTY, INDIANA, CONTAINING 40.46 ACRES.

Tract 2:

ALSO: THE SOUTHWEST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 8, TOWNSHIP 26 NORTH, RANGE 12 EAST, HARRISON TOWNSHIP, WELLS COUNTY, INDIANA, CONTAINING 40.40 ACRES. EXCEPTING THEREFROM: PART OF THE SOUTHWEST QUARTER OF SECTION 8, TOWNSHIP 26 NORTH, RANGE 12 EAST, HARRISON TOWNSHIP, WELLS COUNTY, INDIANA, DESCRIBED AS FOLLOWS: BEGINNING AT THE SOUTHWEST CORNER OF SAID SOUTHWEST QUARTER FOUND PER RECORD WITNESS; THENCE NORTHERLY, 527.00 FEET ALONG THE WEST LINE OF SAID SOUTHWEST QUARTER TO A P.K. NAIL; THENCE EASTERLY, DEFLECTING RIGHT 90 DEGREES 00 MINUTES 16 SECONDS, 655.00 FEET PARALLEL WITH THE SOUTH LINE OF SAID SOUTHWEST QUARTER TO A 5/8” REBAR STAKE; THENCE SOUTHERLY, DEFLECTING RIGHT 89 DEGREES 59 MINUTES 44 SECONDS, 527.00 FEET PARALLEL WITH THE WEST LINE OF SAID SOUTHWEST QUARTER TO A PK. NAIL ON THE SOUTH LINE OF SAID SOUTHWEST QUARTER; THENCE WESTERLY, DEFLECTING RIGHT 90 DEGREES 00. MINUTES 16 SECONDS, 655.00 FEET ALONG SAID SOUTH LINE TO THE PLACE OF BEGINNING. CONTAINING 7.92 ACRES.

ALSO EXCEPT THEREFROM FROM THE ABOVE LISTED PARCELS 1 and 2:

EXCEPT THEREFROM:

A part of the Southwest Quarter of the Southwest Quarter of Section 8, Township 26 North, Range 12 East, Wells County, Indiana, being a part of the land described in Deed Record 145, Page 400, in the Office of the Recorder, Wells County, being that part of the grantors’ land lying within the right of way lines depicted on the attached Right of Way Parcel Plat marked Exhibit “B”, described as follows: Beginning at the southwest corner of said quarter section, designated as point “4” on said plat: thence North 0 degrees 40 minutes 35 seconds West (assumed bearing) 1,488.04 feet along the west line of said section to the southeastern boundary of the Wabash Central, LLC Railway; thence North 64 degrees 40 minutes 03 seconds East 55.02 feet along the southeastern boundary of said Wabash Central, LLC Railway; thence South 0 degrees

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40 minutes 35 seconds East 1,504.08 feet to the point designated as “1753” on said plat; thence South 0 degrees 32 minutes 12 seconds East 7.28 feet to the south line of said quarter section; thence South 89 degrees 44 minutes 52 seconds West 49.98 feet along said south line to the point of beginning and containing 1.721 acres, more or less, inclusive of the presently existing right of way which contains 0.995 acres, more or less.

ALSO EXCEPTING THEREFROM:

A part of the Southwest Quarter of the Southwest Quarter of Section 8, Township 26 North, Range 12 East, Wells County, Indiana, being a part of the land described in Deed Record 145, Page 367, in the Office of the Recorder, Wells County, being that part of the grantors’ land lying within the right of way lines depicted on the attached Right of Way Parcel Plat marked Exhibit “B”, described as follows: Beginning at the northwest corner of said quarter section, designated as point “4” on said p1st: thence North 89 degrees 44 minutes 52 seconds East (assumed bearing) 49.98 feet along the north line of said quarter section; thence South 0 degrees 32 minutes 12 seconds East 42.86 feet to the point designated as “1752” on said plat; thence South 0 degrees 30 minutes 51 seconds East 1,288.55 feet to the south line of said quarter quarter section; thence South 89 degrees 35 minutes 42 seconds West 50.00 feet along said south line to the west line of said section; thence North 0 degrees 30 minutes 51 seconds West 1,331.54 feet along said west line to the point of beginning and containing 1.528 acres, more or less, inclusive of the presently existing right of way which contains 0.764 acres, more or less.

ALSO EXCEPTING THEREFROM:

A part of the Southwest Quarter of the Southwest Quarter of Section 8, Township 26 North, Range 12 East, Wells County, Indiana, being a part of the land described in Deed Record 145, Page 367, in the Office of the Recorder, Wells County, being that part of the grantors’ land lying within the right of way lines depicted on the attached Right of Way Parcel Plat marked Exhibit “B”, described as follows: Beginning on the west line of said section North 0 degrees 30 minutes 51 seconds West (assumed bearing) 527.00 feet from the southwest corner of said section, said southwest corner designated as point “2” on said plat, which point of beginning is the northwest corner of a tract of land described in Deed Record 141, Page 524, Office of the Recorder of Wells County: thence continuing North 0 degrees 30 minutes 51 seconds West 804.54 feet along the west line of said section to the north line of said quarter quarter section; thence North 89 degrees 35 minutes 42 seconds East 50.00 feet along said north line of said quarter quarter section; thence South 0 degrees 30 minutes 51 seconds East 804.41 feet to the north line of said tract; thence South 89 degrees 26 minutes 32 seconds West 50.00 feet along said north line to the point of beginning and containing 0.923 acres, more or less, inclusive of the presently existing right of way which contains 0.462 acres, more or less.

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ALSO EXCEPT THEREFROM:

Part of the Southwest Quarter of the Southwest Quarter of Section 8, Township 26 North, Range 12 East, Wells County, Indiana, being a part of the land described in Deed Record 145, Page 400, In the Office of the Recorder, Wells County, being that part of the grantors’ land lying within the right of way lines depicted on the attached Right of Way Parcel Plat marked Exhibit “B”, described as follows: Commencing at the southwest corner of said quarter section, designated as point “4” on said plat; thence North 89 degrees 44 minutes 52 seconds East (assumed bearing) 49.98 feet along the south line of said quarter section; thence North 0 degrees 32 minutes 12 seconds West 7.28 feet to the point designated as “1753” on said plat; thence North 0 degrees 40 minutes 35 seconds West 1,370.00 feet to the point designated as “1784” on said plat, being the point of beginning of this description: thence continuing North 0 degrees 40 minutes 35 seconds West 134.08 feet to the southeastern boundary of the Wabash Central, LLC Railway; thence North 64 degrees 40 minutes 03 seconds East 2,696.70 feet along the southeastern boundary of said Wabash Central, LLC Railway to the north line of said section; thence South 89 degrees 49 minutes 29 seconds East 92.08 feet along said north line; thence South 64 degrees 39 minutes 44 seconds West 325.60 feet to the point designated as “1783” on said plat; thence South 25 degrees 20 minutes 16 seconds East 30.00 feet to the point designated as “1782” on said plat: thence South 64 degrees 39 minutes 44 seconds West 130.00 feet to the point designated as “1781” on said plat; thence North 25 degrees 20 minutes 16 seconds West 30.00 feet to the point designated as “1780” on said plat; thence South 64 degrees 39 minutes 44 seconds West 2,171.97 feet to the point designated as “1778” on said plat; thence South 0 degrees 40 minutes 35 seconds 161.32 feet to the point designated as “1772” on said plat; thence South 89 degrees 19 minutes 25 seconds West 155.00 feet to the point of beginning and containing 3.0465 acres, more or less.

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